SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2003

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File) Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

     On July 10, 2003, Serologicals Corporation issued a press release announcing that its Board of Directors has approved a plan to exit the therapeutic plasma business. This will impact the Company’s ten plasma collection centers and its central testing laboratory in Clarkston, GA. The Company intends to pursue all exit opportunities, including the potential sale of some or all of the assets related to the business or a total shutdown of the business. As part of this exit plan, the Company expects to address and resolve all of its contractual commitments with its customers and suppliers. The press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation (Registrant)

Date: July 10, 2003	By:	/s/ Harold W. Ingalls Harold W. Ingalls, Vice President/Chief Financial Officer